Exhibit 99.1

VeriSign Reports 9% Year-Over-Year Revenue Growth in Second Quarter 2009

Achieves 29% Core Earnings Per Share Growth Year-Over-Year

MOUNTAIN VIEW, CA – August 6, 2009 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services, today reported financial results for the second quarter ended June 30, 2009.

On a GAAP basis, VeriSign reported revenue of $257 million from continuing operations for the second quarter of 2009. On a GAAP basis, VeriSign reported net income attributable to VeriSign, Inc. and subsidiaries of $35 million and earnings per share attributable to VeriSign, Inc. and subsidiaries of $0.18 on a fully-diluted basis.

On a GAAP basis, VeriSign reported segment revenue for Internet Infrastructure and Identity Services, or the “core businesses” of Naming Services and Authentication Services, of $255 million for the second quarter of 2009, up 1% from the prior quarter and up 9% year-over-year. GAAP core operating margin for the second quarter was 32.6%.

On a non-GAAP basis (which excludes items described below) for its core businesses, VeriSign reported net income attributable to VeriSign, Inc. and subsidiaries of $61 million for the second quarter of 2009 and fully-diluted earnings per share of $0.31. Non-GAAP operating margin for the second quarter was 38.4%. A table reconciling the GAAP to the non-GAAP results reported above is appended to this release.

“Under economic conditions that continue to make our environment a challenging one, we have delivered another successful quarter while, at the same time, refocusing the company,” said Jim Bidzos, VeriSign executive chairman and chief executive officer on an interim basis. “We continue to make progress with our divestiture program, with only two of thirteen businesses left to divest.”

“We believe our positive results this quarter and for the past several quarters validate our key position in critical Internet infrastructure services,” said Mark McLaughlin, president and chief operating officer of VeriSign. “Billions of times each day, VeriSign technologies bring trust to the Internet. We believe that the continued growth of Internet usage, concurrent cyberattacks and fraud further underscore the importance of our services.”

“We had a very good quarter, fueled by strong 9% year-over-year revenue growth in our core businesses,” said Brian Robins, chief financial officer of VeriSign. “The macroeconomic environment continues to be challenging, but our results this quarter on the top and bottom line speak to the resiliency of our business model.”

Business and Corporate Highlights

•	VeriSign Naming Services ended the quarter with approximately 93.5 million active domain names in the adjusted zone for .com and .net, representing a 7% increase year-over-year.

•

VeriSign Business Authentication Services, previously known as SSL Certificate Services, ended the quarter with 1.17 million SSL certificates in the installed base, an increase of 11% over the same quarter last year.

•	VeriSign recently reported that it surpassed a record one billion certificate validations daily, enabling secure online transactions around the world on an increasing scale.

•

Subsequent to the end of the quarter, VeriSign completed the sale of the Managed Security Services (MSS) business. The proceeds from the sales of the non-core businesses from November 2007 to date, including the sale of the remaining interest in the Jamba joint venture, are approximately $575 million.

•

From November 2007 to date, VeriSign has sold 11 non-core businesses and is in the process of winding down one business in non-core continuing operations. The Messaging and Global Security Consulting businesses remain in discontinued operations and are currently being marketed for sale.

•	VeriSign 2009 Analyst Day will be held on November 19 in New York City. Additional details will be forthcoming.

Financial Highlights

•	Revenue from discontinued operations was $70 million while non-core businesses reported $1.4 million of revenue as part of continuing operations during the second quarter of 2009.

•	VeriSign ended the second quarter of 2009 with Cash and Equivalents of $1.3 billion, inclusive of $2 million of restricted cash, an increase of $366 million from the prior quarter.

•

Cash flow from operations, on a consolidated basis, for the second quarter of 2009 was approximately $83 million or $121 million year-to-date, after giving effect to a reclassification of $95 million of year-to-date excess tax benefit associated with stock-based compensation from operating cash flows to financing cash flows.

•	Capital expenditures, on a consolidated basis, were approximately $20 million for the second quarter of 2009 and $41 million year-to-date.

•	Deferred revenue on June 30, 2009 totaled $878 million for continuing operations, an increase of $6 million from the prior quarter.

Non-GAAP Items

Non-GAAP results exclude the following items that are included under GAAP: discontinued operations, non-core businesses in continuing operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, and restructuring costs. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. A table reconciling the GAAP to non-GAAP net income is appended to this release.

Today’s Conference Call

VeriSign will host a live teleconference call today at 2:00 p.m. (PDT) to review the second quarter results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (913) 312-0965 (international). A listen-only live web cast and accompanying slide presentation of the earnings conference call will also be available at http://investor.verisign.com. A replay of this call will be available at (888) 203-1112 or (719) 457-0820 (passcode: 1455250) beginning at 7:00 p.m. (PDT) on August 6 and will run through August 13. This press release and the financial information discussed on today’s conference call are available on the Investor Relations section of the VeriSign website at http://investor.verisign.com.

About VeriSign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, VeriSign helps companies and consumers all over the world engage in communications and commerce with confidence. Additional news and information about the company is available at www.verisign.com.

VRSNF

###

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices, market acceptance of our existing services and the current global economic downturn, the inability of VeriSign to successfully develop and market new services, the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues, the risk that planned divestitures of certain businesses may be delayed or pending dispositions may not be completed, may generate less proceeds than expected or may incur unanticipated costs or otherwise negatively affect VeriSign’s financial condition, results of operations or cash flows, and the uncertainty of whether Project Titan will achieve its stated objectives. More information about potential factors that could affect the Company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

Contacts

Investor Relations: Nancy Fazioli, ir@verisign.com, 650-426-5146

Media Relations: Christina Rohall, crohall@verisign.com, 650-336-4663

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	June 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$1,308,352	$789,068
Accounts receivable, net of allowance for doubtful accounts of $1,088 at June 30, 2009 and $1,208 at December 31, 2008	77,372	83,749
Prepaid expenses and other current assets	167,160	268,178
Assets held for sale	263,991	483,840

Total current assets	1,816,875	1,624,835

Property and equipment, net	370,107	385,498
Goodwill	289,681	283,109
Other intangible assets, net	37,333	35,312
Other assets	36,177	38,118

Total long-term assets	733,298	742,037

Total assets	$2,550,173	$2,366,872

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$238,785	$263,535
Accrued restructuring costs	6,882	28,920
Deferred revenues	655,777	629,800
Liabilities related to assets held for sale	49,585	49,160
Other current liabilities	5,411	5,463

Total current liabilities	956,440	976,878

Long-term deferred revenues	222,106	215,281
Long-term accrued restructuring costs	3,610	3,037
Convertible debentures, including contingent interest derivative	570,707	568,712
Other long-term liabilities	76,611	84,543

Total long-term liabilities	873,034	871,573

Total liabilities	1,829,474	1,848,451

Commitments and contingencies

Stockholders’ equity:
VeriSign, Inc. and subsidiaries stockholders’ equity:
Preferred stock—par value $.001 per share; Authorized shares: 5,000,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000,000; Issued and outstanding shares: 192,243,161 excluding 113,713,032 held in treasury, at June 30, 2009; and 191,547,795 excluding 112,717,587 held in treasury, at December 31, 2008	306	304
Additional paid-in capital	22,008,243	21,891,891
Accumulated deficit	(21,340,094)	(21,439,988)
Accumulated other comprehensive income	5,853	17,006

Total VeriSign, Inc. and subsidiaries stockholders’ equity	674,308	469,213
Noncontrolling interest in subsidiary	46,391	49,208

Total stockholders’ equity	720,699	518,421

Total liabilities and stockholders’ equity	$2,550,173	$2,366,872

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues	$256,619	$242,033	$511,614	$477,298

Costs and expenses:
Cost of revenues	57,476	55,748	117,784	115,233
Sales and marketing	45,299	43,550	83,326	92,133
Research and development	23,234	23,540	48,036	48,764
General and administrative	42,939	48,574	92,087	103,065
Restructuring and other charges	470	85,123	5,245	101,384
Amortization of other intangible assets	3,061	2,537	6,282	5,175

Total costs and expenses	172,479	259,072	352,760	465,754

Operating income (loss)	84,140	(17,039)	158,854	11,544
Other loss, net	(10,266)	(5,219)	(14,559)	(8,858)

Income (loss) from continuing operations before income taxes and income (loss) from unconsolidated entities	73,874	(22,258)	144,295	2,686

Income tax expense (benefit)	29,570	(8,059)	53,102	(1,410)
Income (loss) from unconsolidated entities, net of tax	—	1,171	—	(590)

Income (loss) from continuing operations, net of tax	44,304	(13,028)	91,193	3,506
(Loss) income from discontinued operations, net of tax	(8,532)	(55,161)	10,094	(78,850)

Net income (loss)	35,772	(68,189)	101,287	(75,344)
Less: Net income attributable to noncontrolling interest in subsidiary	(898)	(989)	(1,393)	(1,895)

Net income (loss) attributable to VeriSign, Inc. and subsidiaries common stockholders	$34,874	$(69,178)	$99,894	$(77,239)

Basic income (loss) per share attributable to VeriSign, Inc. and subsidiaries common stockholders from:
Continuing operations	$0.23	$(0.07)	$0.47	$0.01
Discontinued operations	(0.05)	(0.28)	0.05	(0.39)

Net income (loss)	$0.18	$(0.35)	$0.52	$(0.38)

Diluted income (loss) per share attributable to VeriSign, Inc. and subsidiaries common stockholders from:
Continuing operations	$0.22	$(0.07)	$0.47	$0.01
Discontinued operations	(0.04)	(0.28)	0.05	(0.38)

Net income (loss)	$0.18	$(0.35)	$0.52	$(0.37)

Shares used to compute net income (loss) per share attributable to VeriSign, Inc. and subsidiaries common stockholders:
Basic	192,649	195,515	192,481	201,032

Diluted	193,426	195,515	193,116	206,488

Amounts attributable to VeriSign, Inc. and subsidiaries common stockholders:
Income (loss) from continuing operations, net of tax	$43,406	$(14,017)	$89,800	$1,611
(Loss) income from discontinued operations, net of tax	(8,532)	(55,161)	10,094	(78,850)

Net income (loss) attributable to VeriSign, Inc. and subsidiaries common stockholders	$34,874	$(69,178)	$99,894	$(77,239)

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$101,287	$(75,344)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss (gain) on divestiture of businesses, net of tax	37,305	(33,022)
Depreciation of property and equipment	35,116	61,162
Amortization of other intangible assets	6,282	17,452
Estimated losses (reversals) on assets held for sale	(21,027)	71,415
Stock-based compensation	28,096	56,331
Loss on disposal of property and equipment	1,366	80,418
Impairment of goodwill	—	45,793
Excess tax benefit associated with stock-based compensation	(94,529)	—
Other, net	(1,749)	2,630
Changes in operating assets and liabilities:
Accounts receivable, net	8,802	31,186
Prepaid expenses and other assets	(10,216)	(5,542)
Accounts payable and accrued liabilities	19,545	(99,581)
Accrued restructuring costs	(21,093)	28,401
Deferred revenues	32,080	65,658

Net cash provided by operating activities	121,265	246,957

Cash flows from investing activities:
Proceeds from maturities and sales of investments	117,901	100
Proceeds from sale of property and equipment	—	48,843
Purchases of property and equipment	(40,815)	(60,769)
Proceeds received from divestiture of businesses, net of cash contributed	235,500	60,613
Other investing activities	(3,466)	1,110

Net cash provided by investing activities	309,120	49,897

Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plan	20,945	92,527
Repurchases of common stock	(22,637)	(1,148,380)
Proceeds from credit facility	—	200,000
Repayment of short-term debt related to credit facility	—	(200,000)
Excess tax benefit associated with stock-based compensation	94,529	—
Dividend paid to noncontrolling interest in subsidiary	(101)	(723)

Net cash provided by (used in) financing activities	92,736	(1,056,576)

Effect of exchange rate changes on cash and cash equivalents	(3,837)	4,017

Net increase (decrease) in cash and cash equivalents	519,284	(755,705)
Cash and cash equivalents at beginning of period	789,068	1,376,722

Cash and cash equivalents at end of period	$1,308,352	$621,017

Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$19,521	$18,218

Dividend payable to noncontrolling interest in subsidiary	$706	$7

VERISIGN, INC. AND SUBSIDIARIES

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30, 2009		Six Months Ended June 30, 2009
	Operating Income	Net Income (loss) attributable to VeriSign, Inc. and Subsidiaries	Operating Income	Net Income (loss) attributable to VeriSign, Inc. and Subsidiaries
GAAP as reported	$84,140	$34,874	$158,854	$99,894
Discontinued operations		8,532		(10,094)
Non-core businesses in continuing operations (1)	(938)	(952)	(1,111)	(2,062)

Core operations	83,202	42,454	157,743	87,738
Adjustments to core operations (1):
Stock-based compensation	11,549	11,549	22,227	22,227
Amortization of other intangible assets	3,061	3,061	6,282	6,282
Restructuring costs	320	320	4,930	4,930
Tax adjustment (2)		3,214		401

Non-GAAP as adjusted	$98,132	$60,598	$191,182	$121,578

Diluted shares		193,426		193,116

Per diluted share, core operations		$0.22		$0.45

Per diluted share, non-GAAP as adjusted		$0.31		$0.63

(1)	As of June 30, 2009, the Company’s business consists of the following reportable segments: Internet Infrastructure and Identity Services which consists of Naming Services, and Authentication Services comprising of Business Authentication and User Authentication; and Other Services which consists of the continuing operations of non-core businesses and legacy products and services from certain divested businesses.
(2)	Non-GAAP tax is calculated as 30% of income from continuing operations, excluding noncontrolling interest in subsidiary, which is presented net of tax on the Statement of Operations.

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, non-core businesses in continuing operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, and restructuring costs. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the company's core operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors' overall understanding of our financial performance and the comparability of the company's operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION

	Three months ended
	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008
Revenues from core operations (1)	$255,248	$252,212	$248,123	$241,322	$234,448